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EXHIBIT 23.1

Consent of Beard Miller Company LLP, Independent Registered Public Accounting Firm

Regarding:

Registration Statements, File No. 333-90348, No. 33-64294, and No. 333-117604

        We consent to the incorporation by reference in the above listed Registration Statements of our reports dated March 11, 2008, with respect to the consolidated financial statements, and the effectiveness of Franklin Financial Services Corporation's internal control over financial reporting included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

/s/ Beard Miller Company LLP

Harrisburg, Pennsylvania
March 11, 2008

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  EXHIBIT 23.1
Consent of Beard Miller Company LLP, Independent Registered Public Accounting Firm